        Exhibit 10.46

SEVENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

        This Seventh Amendment to Amended and Restated Loan Agreement (this "Amendment") is made as of the 28th day of December, 2001 by Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Borrower"), and LaSalle Bank National Association, a national banking association ("LaSalle").

WITNESSETH:

        WHEREAS, Borrower and LaSalle are all of the parties to that certain Amended and Restated Loan Agreement dated as of February 28, 1998, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of July 31, 1998 (the "First Amendment"), that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 1, 1999 ("Second Amendment"), that certain Third Amendment to Amended and Restated Loan Agreement dated as of February 1, 2000 ("Third Amendment"), that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of April 3, 2000 ("Fourth Amendment"), that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of March 30, 2001 ("Fifth Amendment") and that certain Sixth Amendment to Amended and Restated Loan Agreement dated as of September 28, 2001 ("Sixth Amendment") (the Amended and Restated Loan Agreement, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, as further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Loan Agreement"); and

        WHEREAS, Borrower has requested that LaSalle amend the Loan Agreement with respect to certain matters, and LaSalle is agreeable to such request, on and subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

Amendment. The Loan Agreement is hereby amended as follows:

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  by deleting the definition of "Credit Facility" in its entirety and replacing it with the following:

    "Credit Facility" shall mean, with respect to the Borrower, one or more debt facilities (including, without limitation, the debt facility provided by this Agreement) or commercial paper facilities with banks or other institutional lenders (including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit up to a maximum aggregate amount of not more than the Revolving Loan Commitment at any given time, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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  by deleting the definition of "Revolving Loan Commitment" in its entirety and replacing it with the following:

    "Revolving Loan Commitment" shall mean (i) prior to August 31, 2002, Ten Million and 00/100 Dollars ($10,000,000.00), (ii) on and after August 31, 2002 until and including September 30, 2002, Seven Million and 00/100 Dollars ($7,000,000.00), (iii) on and after October 1, 2002 until and including January 30, 2003, Six Million and 00/100 Dollars ($6,000,000.00), and (iii) on and after January 31, 2003, Four Million and 00/100 Dollars ($4,000,000.00).

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  By deleting the definition of "Revolving Loan Maturity Date" in its entirety and replacing it with the following:

    "Revolving Loan Maturity Date" shall mean March 31, 2003, or unless the Bank earlier terminates this Agreement or otherwise accelerates the maturity of the Obligations pursuant to the terms hereof, in which case Revolving Loan Maturity Date shall mean such earlier date.

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  By deleting subsection 2.1(b)(ii) in its entirety and replacing it with the following:

          (ii)  LIBOR plus three percent (3%) per annum.

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  By deleting Section 13.1 in its entirety and replacing it with the following:

    Section 13.1 Minimum Debt Service Coverage Ratio.    The Borrower shall maintain a minimum Debt Service Coverage Ratio, measured as of the end of any fiscal quarter of the Borrower and for the four fiscal quarters then ended, as follows:

Date of Determination	Ratio
12/29/01	0.15 to 1.00
3/30/02	0.20 to 1.00
6/29/02	0.25 to 1.00
9/28/02	0.50 to 1.00
12/28/02	1.10 to 1.00
3/29/03	1.10 to 1.00
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  By deleting Section 13.2 in its entirety and replacing it with the following:

    Section 13.2 Maximum Capital Expenditures.    The Borrower shall not make any Capital Expenditures, individually or in the aggregate, in excess of $22,500,000 for the fiscal year of the Borrower ending 12/29/01. The Borrower shall not make aggregate Capital Expenditures for the fiscal year ending 12/28/02 in excess of $10,000,000. In addition, for the fiscal year ending 12/28/02, the amount of Borrower's aggregate Capital Expenditures less net proceeds of asset dispositions (excluding sales of inventory) shall not exceed $7,000,000.

Additional Collateral. Concurrently with the execution hereof, Borrower shall cause The Mrs. Fields' Brand, Inc., a Delaware corporation, Pretzelmaker, Inc., a Utah corporation, and Pretzel Time, Inc., a Utah corporation, to enter into trademark pledge agreements, in form and substance satisfactory to LaSalle, whereby each such entity will pledge to LaSalle as additional Collateral, the trademarks listed on Schedule A attached hereto.

Amendment Fee. Concurrently with the execution hereof, Borrower shall pay to LaSalle an amendment fee of $25,000. Borrower hereby acknowledges and agrees that LaSalle may debit any account of Borrower or make an advance on the Revolving Loan for the payment of the amendment fee.

Representations and Warranties. Borrower hereby represents, warrants and covenants to LaSalle that:

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  Authorization. The Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Documents.

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  No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by the Borrower of its obligations under the Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

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  Validity and Binding Effect. This Amendment and the Loan Documents are a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

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  No Events of Default. As of the date hereof, no Default or Event of Default under the Loan Documents has occurred or is continuing.

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  Warranties. As of the date hereof, the representations and warranties in the Loan Agreement are true and correct as though made on such date, except where a different date is specifically indicated.

Miscellaneous.

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  Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

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  Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

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  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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  References. From and after the date of execution of this Amendment, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

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  Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Revolving Note provided for therein and secured by the Collateral. The Loan Agreement, except as modified hereby, and each of the other Loan Documents remain in full force and effect and are hereby reaffirmed in all respects.

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        IN WITNESS WHEREOF, the parties have executed this Seventh Amendment to Amended and Restated Loan Agreement as of the date first set forth above.

MRS. FIELDS' ORIGINAL COOKIES, INC., A DELAWARE CORPORATION
By:	/s/ MICHAEL WARD Michael Ward Snr. Vice President
LASALLE BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION
By:	/s/ MICHAEL K. KRIZ Michael K. Kriz Vice President, Leveraged Finance